UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2025

LCI INDUSTRIES

(Exact name of registrant as specified in its charter)

Delaware	001-13646		13-3250533

(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

3501 County Road 6 East,	Elkhart,	Indiana	46514

(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:			(574)	535-1125

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LCII	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01, "Regulation FD Disclosure." Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Slides for Investor Presentation as contained in Exhibit 99.1 and hereby incorporated by reference.

Item 8.01    Other Events.

On March 11, 2025, the Company issued a press release pursuant to Rule 135c under the Securities Act announcing its intent to commence a distribution of a confidential preliminary offering memorandum to potential investors relating to a proposed private offering by the Company (the "Offering"), subject to market and other conditions, of $400.0 million in aggregate principal amount of convertible senior notes due 2030 (the "Notes"). In accordance with Rule 135c(d) under the Securities Act, a copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any offer to sell, solicitation or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification thereof under the securities laws of such jurisdiction.

Item 9.01    Financial Statements and Exhibits.

Exhibits

99.1    Slides for Investor Presentation (furnished herewith)

99.2    Press Release dated March 11, 2025

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” that involve risks and uncertainties, including statements concerning the proposed terms of the Notes, the convertible note hedge transactions and warrant transactions, the potential repurchase of a portion of the Company's 1.125% Convertible Senior Notes due 2026, the potential unwinding of a portion of the convertible note hedge transactions and warrant transactions entered into in connection with the offering of the Company's 1.125% Convertible Senior Notes due 2026, the potential repurchase of shares of the Company's common stock, the proposed term loan financing, the completion, timing and size of the proposed Offering of the Notes and the convertible note hedge and warrant transactions and the anticipated use of proceeds from the Offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual events to differ materially from the Company’s plans. These risks include, but are not limited to, market risks, trends and conditions, and those risks included in the section titled “Risk Factors” in the Company’s Securities and Exchange Commission (“SEC”) filings and reports, including its Annual Report on Form 10-K for the year ended December 31, 2024 and other filings that the Company makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company disclaims any obligation or undertaking to update such statements to reflect circumstances or events that occur after the date on which they were made, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCI INDUSTRIES
(Registrant)

By: /s/ Lillian D. Etzkorn Lillian D. Etzkorn Chief Financial Officer

Dated:	March 11, 2025